Exhibit 99.1

Press Release	Source: Rockwell Medical Technologies, Inc.

Rockwell Medical Closes $17.5 million

Registered Common Stock Offering

WIXOM, MICHIGAN, February 15, 2012 – Rockwell Medical (Nasdaq: RMTI), a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency and secondary hyperparathyroidism, announced today that it has completed its previously announced firm commitment underwritten registered direct offering of 1,845,000 common shares at $9.50 per share for an aggregate offering amount of approximately $17.5 million. The net proceeds from the offering, after underwriting discounts and commissions and other offering expenses, are approximately $16.2 million. Rockwell Medical plans to use the net proceeds from the offering for general corporate purposes, including research and development, acquisition of intellectual property relating to complementary drug therapies to advance development of its pharmaceutical product pipeline, and funding of clinical trials, including the Phase 3 clinical trials for its lead program, soluble ferric pyrophosphate (SFP).

Stifel Nicolaus Weisel acted as the sole book-running manager, Canaccord Genuity acted as co-lead manager, and Rodman & Renshaw, LLC and Summer Street Research Partners acted as co-managers.

The shares of common stock described above were offered directly by Rockwell Medical pursuant to an effective shelf registration statement as filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on February 10, 2012. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel, (415) 364-2500. Electronic copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at

http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of Rockwell Medical Technologies, Inc. nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be solely by means of a prospectus included in the registration statement and a prospectus supplement that will be issued in connection with such offering.

About Rockwell Medical

Rockwell Medical is currently developing unique, proprietary renal drugs to treat anemia and secondary hyperparathyroidism. Rockwell’s lead drug candidate for iron therapy treatment is called SFP. SFP delivers iron in a non-invasive, physiologic manner to dialysis patients via dialysate during their regular dialysis treatment. SFP is currently in ongoing Phase III clinical trials (CRUISE-1 and CRUISE-2) and addresses a $600M U.S. market. Rockwell’s Calcitriol (Active Vitamin D) injection for treating secondary hyperparathyroidism is expected to be available commercially in the fourth quarter of 2012, addressing a $350M U.S. market.

Rockwell Medical is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. These products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell’s operating business is designed as a ready-made sales and distribution channel to provide seamless integration for its drug products into the commercial markets, Calcitriol in 2012 and SFP upon FDA market approval.

Rockwell Medical’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of SFP for indications outside of hemodialysis.

Cautionary Note Regarding Rockwell’s Forward Looking Statements

This press release contains forward looking statements with the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Rockwell’s intention to conduct a public offering of its equity securities. All statements other than statements of historical fact are statements that could be deemed forward looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in forward looking statements, including among others, the ability to manage successfully and complete the public offering, the economic and or market conditions generally, risks relating to Rockwell’s operations and financial performance and the factors set forth in the Company’s filings with the SEC including the prospectus supplement to be filed with the SEC. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact: Michael Rice, Investor Relations, (646) 597-6979